UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2018

Thunder Energies Corporation
(Exact name of Registrant as specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-54464

(Commission File Number)

45-1967797

(IRS Employer Identification No.)

1444 Rainville Road, Tarpon Springs, Florida 34689

(Address of Principal Executive Offices and Zip Code)

(727) 940-3944

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Certain Officers.

On October 9, 2018, Dr. Ruggero M. Santilli resigned his position as President of the Company, effective as of such date. Dr. Santilli shall continue in his role with the Company as a director, Chief Executive Officer and Chief Scientific Officer.

Item 5.02 Appointment of Certain Officers.

On October 9, 2018, Timothy Scott Wainwright was appointed as President and Chief Operating Officer for the Company. The background information for Mr. Wainwright is set forth below.

Timothy Scott Wainwright

From May 2017 through June 2018 Mr. Wainwright was consultant with Enclean USA, providing technical services to architects and homebuilders in the field of mold remediation and prevention. In addition to developing and implementing procedures for homebuilders, he procured new contracts in Georgia and Florida, making presentations to group and prospective clients.

From January 2017 through April 2018 Mr. Wainwright was part time business development consultant to Thunder Energies Corporation, a public company (TNRG) located in Tarpon Spring and bringing to market cutting edge technologies in the field of optics, neutron applications in safety technologies, and advance combustion equipments. In this role he collaborated with the CEO on various testing equipments and helped the company’s team in the preparation of white papers and power point presentations for investors and banks.

From June 2014 through April 2017 Mr. Wainwright worked as Vice President for Business and Sales for Evnetics, Inc., a company based in Clearwater, producing and selling Rail Drive, a state-of-the-art technology electric motor controller. His responsibilities included technical input in the improvement and design of the unit that led to multiple sales to end users and included working with sales and installation teams.

From May 2010 through June 2013 Mr. Wainwright was president of Magnegas Corporation, a public company (MNGA) located in Clearwater that developed a patented process that converts liquid waste into hydrogen-based fuels. In this position, he was able to help the company move through the various stages of a start-up: dealing with regulatory agencies, expanding the client base, building an effective sales force, working with investors in USA and abroad, and being part of the team that up-listed the company to the NASDAQ market.

We believe that Mr. Wainwright’s extensive work experiences with these companies, has strengthened his skills in the technical and financial areas that will benefit Thunder Energies Corporation; therefore, we believe that he is qualified to assume the position of president. His previous position of consultant with Thunder Energies Corp. will facilitate his role of working closely with the CEO and with the rest of the team. We believe that, having worked both with private and public companies, Mr. Wainwright has a unique perspective on what is needed to contribute to the progress of Thunder Energies Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER ENERGIES CORPORATION

Dated: October 15, 2018	By:	/s/ Dr. Ruggero M. Santilli
Dr. Ruggero M. Santilli
Chief Executive Officer

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